Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
Verde Clean Fuels, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $0.0001 per share, Verde Clean Fuels, Inc. 2023 Omnibus Incentive Plan	Other(2)	2,822,405	(3)	$1.14495	(2)	$3,231,512.60	$0.00013810	$446.28	(4)

	Total Offering Amounts						$3,231,512.60		$446.28

	Total Fees Previously Paid								—

	Total Fee Offsets								—

	Net Fee Due								$446.28

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) also covers an indeterminate number of additional shares of Class A common stock, par value $0.0001 per share (“Common Stock”) of Verde Clean Fuels, Inc. (the “Registrant”) that may be issued to adjust the number of shares issued pursuant to the Verde Clean Fuels, Inc. 2023 Omnibus Incentive Plan (the “2023 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.
(2)Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Stock Market on July 28, 2026, which date is within five business days prior to the filing of this Registration Statement.
(3)Represents the number of shares of Common Stock issuable pursuant to the 2023 Plan being registered herein, which shares consist of shares of Common Stock reserved and available for delivery with respect to awards under the 2023 Plan and shares of Common Stock that may become reserved and available for delivery with respect to awards under the 2023 Plan pursuant to the “evergreen” provision of the 2023 Plan.
(4)Calculated pursuant to Rule 457 of the Securities Act by calculating the product of (i) the proposed maximum aggregate offering price and (ii) 0.00013810.        1/1